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                                  EXHIBIT 18(d)

              Amended Schedule I to the Shareholder Servicing Plan
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                                   SCHEDULE I

      This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of AmSouth Mutual Funds:

Name of Fund                                                     Class
------------                                                     -----

AmSouth Prime Obligations Fund                                   Classic Class
AmSouth U.S. Treasury Fund                                       Classic Class
AmSouth Tax Exempt Fund                                          Classic Class
AmSouth Government Bond Fund                                     Classic Class
AmSouth Bond Fund                                                Classic Class
AmSouth Limited Maturity Fund                                    Classic Class
AmSouth Municipal Bond Fund                                      Classic Class
AmSouth Florida Tax-Free Fund                                    Classic Class
AmSouth Equity Fund                                              Classic Class
AmSouth Regional Equity Fund                                     Classic Class
AmSouth Balanced Fund                                            Classic Class
AmSouth Capital Growth Fund                                      Classic Class
AmSouth Small Cap Fund                                           Classic Class
AmSouth Equity Income Fund                                       Classic Class